Exhibit 99.1

Nkarta Reports First Quarter 2024 Financial Results and Corporate Highlights

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Dosing of first patient with NKX019 for lupus nephritis using disease-tailored lymphodepletion expected in first half of 2024
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Cash balance of $450.0 million on March 31, 2024, including cash, cash equivalents and investments
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Strong balance sheet, bolstered by recent $240.1 million offering, expected to fund operations into late 2027

SOUTH SAN FRANCISCO, Calif., May 9, 2024 -- Nkarta, Inc. (Nasdaq: NKTX), a clinical-stage biopharmaceutical company developing engineered natural killer (NK) cell therapies, today reported financial results for the first quarter ended March 31, 2024.

“Cell therapy has the potential to transform the way people living with autoimmune diseases are treated,” said Paul J. Hastings, President and CEO of Nkarta. “We believe that an off-the-shelf, targeted NK-cell product like NKX019 could address the infrastructure and safety concerns that have created barriers to patient access across our industry. We are excited to dose patients with NKX019 in lupus nephritis, and we look forward to giving an update in the coming months, including our plans for evaluating other autoimmune diseases.”

NKX019 in autoimmune disease

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NKX019 is an allogeneic, off-the-shelf cell therapy candidate comprising NK cells derived from healthy donors and engineered to target the B-cell antigen CD19 for patients with B-cell mediated diseases.
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The Phase 1 multi-center, dose-escalation clinical trial will assess the safety and clinical activity of NKX019 in patients with refractory lupus nephritis (LN). Per the protocol, patients receive a three-dose cycle of NKX019 following single-agent lymphodepletion (LD) comprising only cyclophosphamide (cy), an agent with an established safety profile in systemic lupus erythematosus (SLE) and LN.
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The Investigational New Drug (IND) Application for LN cleared in 4Q 2023.
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Translational data support the potential for NKX019 to drive immunologic reset, including efficient killing of B cells from patients with autoimmune disease and recovery of predominantly naïve B cells following treatment with NKX019 for B-cell malignancies.

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Nkarta expects to provide an update on first patient dosing for NKX019 in LN in the first half of 2024. The announcement is also expected to feature plans for the evaluation of NKX019 in additional autoimmune diseases.

NKX019 in non-Hodgkin lymphoma (NHL)

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Nkarta reported in January 2024 that 4 of 4 patients with relapsed/refractory (r/r) NHL that relapsed after achieving complete response (CR) following treatment with NKX019 were again able to achieve CR after re-treatment with NKX019. These outcomes suggest that relapse, when it occurs, may be attributable to mechanisms of NKX019 exposure and not resistance to NKX019.
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In the Phase 1 study of NKX019 in r/r NHL, patients receive NKX019 doses on Days 0, 3 and 7 following LD with fludarabine (flu) and cy. This compressed dosing regimen is designed to intensify exposure of NKX019 by dosing closer to LD. In addition, patients with ongoing cytopenias have the potential to receive NKX019 following LD with cy alone.
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Nkarta expects to announce preliminary data from the NKX019 compressed dosing cohort in mid-2024.

Other Corporate Highlights

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In March 2024, Nkarta completed an underwritten offering of common stock and pre-funded warrants with gross proceeds of $240.1 million. New and existing investors participated in the offering.

First Quarter 2024 and Recent Financial Highlights

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Nkarta had cash, cash equivalents, restricted cash, and investments in marketable securities of $450.0 million as of March 31, 2024.
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Research and development (R&D) expenses were $25.2 million for the first quarter of 2024. Non-cash stock-based compensation expense included in R&D expense was $2.2 million for the first quarter of 2024.
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General and administrative (G&A) expenses were $7.5 million for the first quarter of 2024. Non-cash stock-based compensation expense included in G&A expense was $2.2 million for the first quarter of 2024.
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Net loss was $29.5 million, or $0.58 per basic and diluted share, for the first quarter of 2024. This net loss includes non-cash charges of $5.6 million that consisted primarily of share-based compensation and depreciation expenses.

Financial Guidance

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Nkarta expects its current cash and cash equivalents will be sufficient to fund its current operating plan into late 2027.

About NKX019

NKX019 is an allogeneic, cryopreserved, off-the-shelf immunotherapy candidate that uses natural killer (NK) cells derived from the peripheral blood of healthy adult donors. It is engineered with a humanized CD19-directed CAR for enhanced cell targeting and a proprietary, membrane-bound form of interleukin-15 (IL-15) for greater persistence and activity without exogenous cytokine support. CD19 is a biomarker for normal B cells as well as those implicated in autoimmune disease and B cell-derived malignancies.

About Nkarta

Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off-the-shelf natural killer (NK) cell therapies. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies and CRISPR-based genome engineering capabilities, Nkarta is building a pipeline of future cell therapies engineered for deep therapeutic activity and intended for broad access in the outpatient treatment setting. For more information, please visit the company’s website at www.nkartatx.com.

Cautionary Note on Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to, statements concerning Nkarta’s expectations regarding any or all of the following: Nkarta’s position, plans, strategies, and timelines for the continued and future clinical development and commercial potential of its product candidates, including NKX019; the therapeutic potential, accessibility, tolerability, advantages, and safety profile of NK cell therapies, including NKX019 for the treatment of autoimmune diseases, such as LN, and NHL; plans and timelines for the future availability and disclosure of NKX019 clinical data or other clinical updates; and Nkarta’s expected cash runway. Interim clinical data for NKX019 included in this press release are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more data on existing patients become available.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Nkarta’s limited operating history and historical losses; Nkarta’s lack of any products approved for sale and its ability to achieve profitability; the risk that the results of preclinical studies and early-stage clinical trials may not be predictive of future results; Nkarta’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Nkarta’s dependence on the clinical success of NKX019; that Nkarta may be delayed in initiating, enrolling or completing its clinical trials; competition from third parties that are developing products for similar uses; Nkarta’s ability to obtain, maintain and protect its intellectual property; Nkarta’s dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; and the complexity of the manufacturing process for CAR NK cell therapies.

These and other risks and uncertainties are described more fully in Nkarta’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Nkarta’s Annual Report on Form 10-K for the quarter and year ended December 31, 2023, filed with the SEC on March 21, 2024, and Nkarta’s other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Nkarta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Nkarta, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating expenses
Research and development	$ 25,237	$ 26,135
General and administrative	7,525	8,178
Total operating expenses	32,762	34,313
Loss from operations	(32,762)	(34,313)
Other income, net:
Interest income	3,246	3,465
Other income, net	(2)	33
Total other income, net	3,244	3,498
Net loss	$ (29,518)	$ (30,815)

Net loss per share, basic and diluted	$ (0.58)	$ (0.63)
Weighted average shares used to compute net loss per share, basic and diluted	50,682,469	48,921,326

Nkarta, Inc.

Condensed Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Cash, cash equivalents, restricted cash and investments	$ 449,951	$ 250,932
Property and equipment, net	78,522	79,326
Operating lease right-of-use assets	39,357	39,949
Other assets	9,106	8,678
Total assets	$ 576,936	$ 378,885
Liabilities and stockholders' equity
Accounts payable, accrued and other liabilities	$ 16,111	$ 17,261
Operating lease liabilities	87,174	88,339
Total liabilities	103,285	105,600
Stockholders’ equity	473,651	273,285
Total liabilities and stockholders’ equity	$ 576,936	$ 378,885

Nkarta Media/Investor Contact:

Greg Mann

Nkarta, Inc.

gmann@nkartatx.com